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                                                                  [Exhibit 3.11]

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 09/25/2002
                                                             020598739 - 3525663

                          CERTIFICATE OF INCORPORATION
                                       OF
                        APPLIANCE WAREHOUSE CORPORATION

                               September 25, 2002

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware, Chapter 1, Title 8 of the Delaware Code and known as the General Corporation Law of the State of Delaware, does hereby certify that:

                                 ARTICLE FIRST

     The name of the corporation is Appliance Warehouse Corporation (the "Corporation").

                                 ARTICLE SECOND

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

     A. The Corporation shall have the authority to issue an aggregate of 11,000 shares of capital stock, consisting of 10,000 shares of common stock, par value of $0.01 per share (the "Common Stock") and 1,000 shares of preferred stock, par value of $0.01 per share (the "Preferred Stock").

     B. The board of directors of the Corporation is hereby expressly authorized from time to time, to divide the shares of Preferred Stock into one or more series, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any series thereof, and in the resolution or resolutions providing for the issuance of shares of
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Preferred Stock, or of a particular series thereof, to fix and determine the voting powers, full or limited or no voting power, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be desired, to the fullest extent now or hereafter permitted by the laws of the State of Delaware.

     C. The holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and, except as otherwise required by law or by this certificate of incorporation, to vote together with the holders of Preferred Stock and the holders of Common Stock, as a single class and not by separate classes, on all matters on which holders of Common Stock are entitled to vote; provided that: (a) each holder of Preferred Stock shall have Votes Per Preferred Share (as defined below) votes for each share of Preferred Stock held by such holder, and (b) each holder of Common Stock shall have one (1) vote per share of Common Stock, in each case, on the record date of such vote.

     D. For the purposes of this ARTICLE FOURTH, "Votes Per Preferred Share" as of any date of determination with respect to any matter subject to the vote of the stockholders of the Corporation shall mean a quotient, (a) the numerator of which is equal to the product of (i) seven (7) multiplied by (ii) the aggregate number of issued and outstanding shares of Common Stock on such date (excluding treasury stock and all issued and outstanding shares of Common Stock with respect to which the holder thereof is not entitled to vote in respect of the matter to be voted upon), and (b) the denominator of which is equal to the product of (i) three (3) multiplied by (ii) the aggregate number of issued and outstanding shares of Preferred Stock on such date.

                                 ARTICLE FIFTH

     The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                ARTICLE SEVENTH

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors in the by-laws of the Corporation. Election of the directors need not be by written ballot unless the by-laws of the Corporation so provide.
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                                 ARTICLE EIGHTH

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE NINTH

      The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                 ARTICLE TENTH

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                ARTICLE ELEVENTH

      The name and address of the Sole Incorporator is:

            Name                             Address
            ----                             -------

            Nazim Zilkha                     Mayer, Brown, Rowe & Maw
                                             1675 Broadway
                                             New York, New York 10019



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     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and have accordingly hereunto set my hand as of the date first above written.


                                             /s/ Nazim Zilkha
                                             ----------------------
                                             Nazim Zilkha
                                             Sole Incorporator
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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 10/01/2002
                                                               020610193-3525663

                            CERTIFICATE OF AMENDMENT
                          BEFORE THE ISSUANCE OF STOCK
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        APPLIANCE WAREHOUSE CORPORATION
                           (Pursuant to Section 241)

                                October 1, 2002

     The undersigned, being the Sole Incorporator of Appliance Warehouse Corporation, a Delaware corporation (the "Corporation"), hereby certifies on behalf of the Corporation as follows:

     1. The name of the Corporation is Appliance Warehouse Corporation. The Corporation's certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 25, 2002 (the "Certificate of Incorporation").

     2. No officers or directors were named in the Corporation's Certificate of Incorporation and the Corporation does not have any stockholders.

     3. The Corporation has not yet received any payment for any of its stock and this certificate has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation is hereby amended by deleting ARTICLE FIRST in its entirety and replacing it with the following;

     ARTICLE FIRST: The name of the corporation is Appliance Warehouse of America, Inc. (the "Corporation").

     IN WITNESS WHEREOF, this certificate has been duly executed by the Sole Incorporator of the Corporation as of the date first above written.


                                       By:  /s/ Nazim Zilkha
                                          __________________________________
                                           Nazim Zilkha
                                           Sole Incorporator